UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-362 (Commission File Number)	35-0827455 (I.R.S. Employer Identification No.)

400 E. Spring Street Bluffton, IN (Address of principal executive offices))		46714 (Zip Code)

Registrant’s telephone number, including area code: (260) 824-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 14, 2007, the Board of Directors of Franklin Electric Co., Inc. (the “Company”) adopted amendments to Sections 6.1 and 6.2 of the Company’s By-Laws. A copy of the By-Laws of the Company, as amended, is filed as Exhibit 3.1 to this report and incorporated herein by reference.

The amendments to Sections 6.1 and 6.2 of the By-Laws provide for the issuance and transfer of uncertificated shares. The amendments enable the Company to participate in the Direct Registration System (“DRS”), as required by rules adopted by the NASDAQ Stock Market LLC. The DRS allows investors to have securities registered in their names without the issuance of physical certificates and further allows investors to transfer securities electronically to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendments to the By-Laws also provide that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company.

The amendments took effect upon adoption by the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	By-Laws, as amended through December 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC. (Registrant)
Date: December 17, 2007	By: /s/ Thomas J. Strupp Thomas J. Strupp Vice President, Chief Financial Officer and Secretary